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                                  Exhibit A(3)(c)

            STANDARD FULL-TIME SPECIAL AND SOLICITING AGENTS' COMMISSION
                                  AND FEE SCHEDULE


VARIABLE JOINT LIFE

     1. For purposes of this Subsection:

          (a) "Writing Agent" means the Agent whose name appears on the application as Agent of Record or the Agent who has been given credit by the written consent of the original Agent of Record.

          (b) "Target premium" means the premium level over which the compensation rates vary in the first ten policy years.

     2. First Year Commissions

          The Writing Agent shall be entitled to receive first year commissions equal to percentages (commission rates) of premiums collected on Variable Joint Life policies and contracts issued upon applications procured by him pursuant to his Agent's contract as set forth below:

                                FIRST YEAR COMMISSION

           -------------------------------------------------------
              Issue Age of      Premium Below     Premium Above
             Younger Insured    Target Premium   Target Premium
           -------------------------------------------------------
                  20-60             40.0%             2.75%
           -------------------------------------------------------
                   61                39.5             2.75
           -------------------------------------------------------
                   62                39.0             2.75
           -------------------------------------------------------
                   63                38.5             2.75
           -------------------------------------------------------
                   64                38.0             2.75
           -------------------------------------------------------
                   65                37.5             2.75
           -------------------------------------------------------
                   66                37.0             2.75
           -------------------------------------------------------
                   67                36.5             2.75
           -------------------------------------------------------
                   68                36.0             2.75
           -------------------------------------------------------
                   69                35.5             2.75
           -------------------------------------------------------
                   70                35.0             2.75
           -------------------------------------------------------
                   71                34.5             2.75
           -------------------------------------------------------
                   72                34.0             2.75
           -------------------------------------------------------
                   73                33.5             2.75
           -------------------------------------------------------
                   74                33.0             2.75
           -------------------------------------------------------
                   75                32.5             2.75
           -------------------------------------------------------
                   76                32.0             2.75
           -------------------------------------------------------
                   77                31.0             2.75
           -------------------------------------------------------
                   78                29.0             2.75
           -------------------------------------------------------
                   79                27.0             2.75
           -------------------------------------------------------
                   80                25.0             2.75
           -------------------------------------------------------
                   81                23.0             2.75
           -------------------------------------------------------
                   82                21.0             2.75
           -------------------------------------------------------
                   83                19.0             2.75
           -------------------------------------------------------
                   84                17.0             2.75
           -------------------------------------------------------
                   85                15.0             2.75
           -------------------------------------------------------


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     3. Renewal Commissions

          The Writing Agent shall be entitled to receive renewal commissions in policy years two through ten equal to 6% on premium below the target premium and 2.75% on premium above the target premium, on Variable Joint Life policies and contracts issued upon applications procured by him pursuant to his Agent's contract.

     4. Quality Incentive Compensation

          The Writing Agent shall be entitled to receive Quality Incentive Compensation equal to a percentage of the renewal commissions paid on premium for Variable Joint Life policies issued upon applications procured by him in accordance with policies and procedures as from time to time amended by the Company and published in the Full-Time Agent Compensation Manual.

     5. Persistency Fees

          A persistency fee shall be paid in an amount equal to 2.75% of premiums collected by the Company which fall due in the eleventh and subsequent policies years on Variable Joint Life policies issued upon applications on which the Writing Agent's name appears as solicitor. No persistency fee shall be paid on business procured by him after he ceases to be under an agency contract providing for such fees.

     6. Trail Compensation

          Commencing at the end of policy year six and in each subsequent policy year, Writing Agent shall be entitled to receive compensation equal to 0.1% of the account value at the end of the policy year on Variable Joint Life policies and contracts. In policy years eleven and later, no trail compensation shall be paid on business procured by the Agent after he ceases to be under an agency contract providing for such fees.




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